Exhibit 99.1

Palladyne AI Corp Provides 2025 Mid-Year Business and Financial Update

First Half 2025 Financial and Product Development Objectives Met; Focus Shifts to Completion of Version 2 of Palladyne™ IQ, Demonstrating Enhanced Capabilities for Palladyne™ Pilot with Defense Community and Securing Customers

SALT LAKE CITY – August 6, 2025 – Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) (“Palladyne AI”), a developer of artificial intelligence software for robotic platforms in the industrial and defense sectors, today announced key business and financial achievements to date for 2025 in conjunction with the filing of its 2025 second quarter Form 10-Q.

Mid-2025 Highlights and Recent Developments

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Continued strengthening of the balance sheet, with $62.7 million in cash, cash equivalents, and marketable securities on hand as of June 30, 2025, working capital of $62.0 million, and no debt for borrowed money or other long-term financial obligations on the balance sheet other than the Company’s long-term office lease.
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Raised $34.8 million, net of commissions and offering expenses, during the first half of 2025 through at-the-market offerings and the exercise of warrants.
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First half 2025 cash burn of $2.0 million per month, adjusted for net cash raised during the year, with approximately the same rate expected for the second half of 2025, at the upper end of the $1.6 - $2.0 million range previously communicated.
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Initial Commercial versions of Palladyne™ IQ and Palladyne™ Pilot products for sale.
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Version 2 of Palladyne IQ scheduled for release in second half 2025 to incorporate user experience and other improvements based on continued testing and customer feedback.

CEO Commentary

The intensifying tariff and foreign policy landscape, especially with ongoing U.S.-China tensions, is prompting a re-evaluation of local manufacturing and global supply chains. Manufacturing reinvention in 2025 is no longer speculative—it is federal policy. President Trump’s reshoring agenda, matched with defense-driven stimulus and AI-centric automation, will fuel a new era of digitally enabled, domestically anchored industrial growth. American manufacturers are expected to accelerate reshoring efforts and investments in automation to remain competitive. This will lead to a significant increase in demand for AI-driven robotics that can offset labor costs, optimize throughput, and increase margins.

Additionally, the Trump administration’s 2025 policies—especially the Golden Dome missile defense initiative and expanded drone security measures—will drive a significant structural increase in defense spending, with implications across aerospace, autonomy, and AI ecosystems.

We believe that in the medium and long term, reshoring of manufacturing creates a substantially larger market opportunity for our products. However, in the near term, market uncertainty has temporarily slowed sales momentum for Palladyne IQ. Systems integrators and potential customers of Palladyne IQ have indicated that recent changes in U.S. trade policy have caused some of them to re-evaluate their automation priorities. In several cases, this re-evaluation is leading to discussions about substantially larger potential engagements with prospective customers compared to the scope that was under discussion before the policy changes. Based on interaction with dozens of potential customers during the first half of 2025, we believe that the sales cycle for our products is likely to be between 12 and 18 months, or even longer. We expect that the second half of 2025 will bring greater clarity on our potential customers’ automation priorities, planning, and initiatives.

Fortunately, we believe we are well-positioned to capitalize on strong structural drivers that will accelerate over the coming years:

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Manufacturing Reinvention: The Trump administration’s second term is doubling down on a “Made in America” economic strategy, emphasizing domestic production, strategic autonomy, and AI-enabled automation to modernize U.S. manufacturing. We believe reshoring and labor shortages will trigger long-term investment in domestic smart factories, accelerating demand for AI-driven automation platforms.
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Public Safety Modernization: The private sector is stepping into roles traditionally held by public agencies. One of the most exciting near-term growth areas lies at the intersection of drones and public safety. Across the United States, municipalities and private security firms will invest in autonomous aerial surveillance, emergency response, and infrastructure inspection. Security firms, utilities, and logistics providers are adopting drone-based AI for surveillance, response, and monitoring.
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Government & Defense AI Spending: The FY2025 National Defense Authorization Act (NDAA) reflects an increase in total defense spending exceeding $950 billion, with a large share of new appropriations earmarked for missile defense and counter-drone systems (Golden Dome, THAAD upgrades, directed energy weapons), AI and autonomous systems in both tactical and ISR (intelligence, surveillance, reconnaissance) roles, and U.S.-made drone procurement and anti-drone technologies. Increased AI and autonomy prioritization within DoD budgets and homeland security initiatives create long-term federal procurement and grant opportunities. A change in administration or policy emphasis could alter funding distribution, but we expect the strategic importance of autonomy to national competitiveness and security to remain prominent and nonpartisan.

We are at the forefront of the AI revolution in robotics—enabling autonomous decision-making and multi-agent collaboration across drones, industrial robots, and edge-deployed systems. We believe that the macroeconomic, political, and technological environment is creating significant tail winds for our business. As businesses confront supply chain volatility, labor constraints, and national security demands, our Palladyne IQ software is well positioned to be a critical enabler of operational resilience and intelligent automation. We also see opportunities to scale our Palladyne

Pilot platform across new sectors, strengthen our commercial pipeline, and expand our partner ecosystem with drone manufacturers, integrators, and defense contractors. We continue to expect to begin generating revenues from our products in the second half of 2025 and for revenues to grow modestly throughout 2026.

Looking Forward

We will continue to manage our expenses closely while investing as we deem appropriate in marketing and sales opportunities to secure customers and continue our product development activities. Based on the expenses we can foresee today, we believe that we have funds on hand to operate the business for a minimum of two and a half years, assuming we generate no new revenues during that time beyond our current development contracts. Even if the sales cycle for our new products is substantially longer than we expect, we should have plenty of financial runway to give us ample time to generate momentum with product sales.

Additionally, we are seeing a number of interesting and attractive possibilities to expand our business through strategic relationships, joint ventures, and potential acquisition opportunities. Although we believe we have sufficient capital to operate our core business as described above, we are filing a new “at-the-market” equity offering (“ATM”) prospectus supplement, related to our ATM program, with the Securities and Exchange Commission for up to $50 million, which may enable us to act quickly in the event we decide to pursue one or more of these opportunities. In connection with the filing of the new ATM prospectus supplement, we are filing a new shelf registration statement with the Securities and Exchange Commission to replace our existing shelf registration statement which expires in November 2025. We intend to de-register any remaining availability under our currently effective S-3 shelf registration statement once the new one is declared effective by the Securities and Exchange Commission. We will continue to balance the financial needs and condition of the company with the potential dilution additional equity sales would have on our stockholders as we consider whether to sell equity or other securities pursuant to the ATM or otherwise under the shelf registration statement.

We intend to continue to refrain from holding earnings calls for the time being, though we will continue to issue press releases, post on our social media accounts, provide information on our website, and otherwise publish information about us and our business that we deem to be of importance or interesting to our investors and those interested in our company.

For more information, please visit www.palladyneai.com and connect with us on LinkedIn at www.linkedin.com/company/palladyneaicorp.

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This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus.

About Palladyne AI Corp.

Palladyne AI Corp. (NASDAQ: PDYN) has developed an advanced artificial intelligence (AI) and machine learning (ML) software platform poised to revolutionize the capabilities of robots, enabling them to observe, learn, reason, and act in a manner akin to human intelligence. Our AI and ML software platform empowers robots to perceive variations or changes in the real-world environment, enabling them to autonomously maneuver and manipulate objects accurately in response.

The Palladyne AI software solution operates on the edge and dramatically reduces the significant effort required to program and deploy robots enabling industrial robots and collaborative robots (cobots) to quickly achieve autonomous capabilities even in dynamic and or complex environments. Designed to enable robotic systems to perceive their environment and quickly adapt to changing circumstances by generalizing (i.e., learning) from their past experience using dynamic real-time operations “on the edge” (i.e., on the robotic system) without extensive programming and with minimal robot training. Palladyne AI believes its software has wide application, including in industries such as automotive, aviation, construction, defense, general manufacturing, infrastructure inspection, logistics and warehousing. Its applicability extends beyond traditional robotics to include Unmanned Aerial Vehicles (UAVs), Unmanned Ground Vehicles (UGVs), and Remotely Operated Vehicles (ROVs). Palladyne AI’s approach is expected to elevate the return on investment associated with a diverse range of machines that are fixed, fly, float, or roll.

By enabling autonomy, reducing programming complexity, and enhancing efficiency, we are paving the way for a future where machines can excel in tasks that were once considered beyond their reach.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future cash burn and expenses, timing and growth of future revenues, sufficiency of the Company’s capital, business strategy, sales cycle, future capital raising activities and uses of any such capital, software product development, the capabilities or future capabilities of the Company’s foundational technology and products, the benefits of the software foundational technology and products and the industries that could benefit from them, the applicability of the Company’s foundational technology and products to different kinds of machines (such as UAVs, UGVs and ROVs), future macroeconomic, political and other structural influences or conditions and their impact on our business and prospects, and the potential success of Palladyne AI’s strategy. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Investor Contact:

IR@palladyneai.com

Press Contact:

PR@palladyneai.com